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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                        U.S. ONLINE COMMUNICATIONS, INC.

                               A Stock Corporation


                                     I. NAME

         The name of the corporation is U.S. Online Communications, Inc.

                                  II. DURATION

        The corporation is organized under the General Corporation Law of Delaware and shall have perpetual existence.

                        III. REGISTERED OFFICE AND AGENT

        The corporation's Registered Office in the state of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The Registered Agent in charge thereof shall be The Corporation Trust Company.

                                   IV. PURPOSE

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, or any amendment thereto or substitute therefor.

                            V. STOCK AND STOCKHOLDERS

        5.1 The total authorized capital of this corporation is Twenty-One Thousand Dollars ($21,000), consisting of twenty-one million (21,000,000) authorized shares divided into two classes as follows:

               5.1.1 Twenty million (20,000,000) shares of common stock, having a par value of $.001 per share; and

               5.1.2 One million (1,000,000) shares of preferred stock having a par value of $.001 per share. The shares of the preferred class may be divided into and issued in series. Authority shall be vested in the Board of Directors, subject to


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the limitations and procedures prescribed by law, to divide any part or all of such preferred class into any number of series, to fix and determine the voting powers, designations, preferences and relative, participating, optional, or other rights, if any, or the qualifications, limitations, or restrictions, of the shares of any series to be established and to amend the voting powers, designations, preferences and relative, participating, optional, or other rights, if any, or the qualifications, limitations, or restrictions, of the shares of any series that has been previously established, to the extent permitted by law. Within any limits stated in this Certificate or in the resolution of the Board of Directors establishing a series, the Board of Directors may, after the issuance of shares of a series, amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease shall resume the status of authorized but undesignated shares. The authority herein granted to the Board of Directors to determine the voting powers, designations, preferences and relative, participating, optional, or other rights, if any, or the qualifications, limitations, or restrictions, of the preferred stock shall be limited to supplying such terms in the case of unissued shares, and no power shall exist to alter or change the terms of any shares which have been issued.

        5.2 Stockholders of this corporation shall not have the right to cumulate votes with respect to elections of directors in the manner prescribed by Title 8, Section 214, of the General Corporation Law of Delaware, except as such right may be expressly conferred on the holders of one or more series of preferred stock as specified in the resolution of the Board of Directors establishing such series; provided that, notwithstanding the foregoing, no holders of preferred stock, of any series whatever, shall have any right to cumulate votes with respect to any such elections held at a time when the corporation is subject to the requirements of Section 12 or Section 15(d) of the Securities Exchange Act of 1934.

        5.3 A quorum shall exist at any meeting of stockholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of any meeting of stockholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one third of the shares entitled to vote.

        5.4 Except in circumstances where special stockholder voting requirements are prescribed by applicable law, any contract, transaction, or act of the corporation or of any director or officer of the corporation that shall be authorized, approved or ratified by the affirmative vote of a majority of shares


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shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the corporation.

        5.5 No stockholder of this corporation shall have, solely by reason of being a stockholder, any preemptive or preferential right or subscription right to any stock of this corporation or to any obligations convertible into stock of this corporation, or to any warrant or option for the purchase thereof, except to the extent provided by resolution or resolutions of the Board of Directors establishing a series of preferred stock or by written agreement with this corporation.

        5.6 At any time at which the corporation is subject to the requirements of Section 12 or Section 15(d) of the Securities Exchange Act of 1934, special meetings of the stockholders for any purpose or purposes may be called at any time only by a majority of the Board of Directors or the Chairman of the Board (if one be appointed) or the President or one or more stockholders holding not less than twenty-five percent (25%) of all the shares entitled to be cast on any issue proposed to be considered at that meeting.

        5.7 The Board of Directors shall have the authority to issue shares of the capital stock of this corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or for any other reasonable purpose.

                             VI. BOARD OF DIRECTORS

        6.1 The initial Board of Directors of this corporation shall consist of the following persons, who shall serve as the directors until the first annual meeting of stockholders or until their successors are elected and qualified:


               Name                                Mailing Address
               ----                                ---------------
        Robert G. Solomon           8307 Shoalcreek Blvd., Austin, TX 78757

        Ronald L. Piasecki          78067 San Timoteo, LaQuinta, CA 92253

        Robert Haveman              c/o EDP Management Company, 190 River Ave.
                                    Ste. 300, Holland, MI 49423

        Paul H. Pfleger             1201 Third Avenue, Ste. 5400
                                    Seattle, WA  98101


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        6.2 Except as may otherwise be specified in a resolution of the Board of
Directors establishing a series of preferred stock, the number of directors of the corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

        6.3 The election of directors need not be by written ballot.

        6.4 Subject to the limitations of the General Corporation Law of Delaware, and subject to the power of the stockholders of the corporation to change or repeal the Bylaws, the Board of Directors is expressly authorized to make, amend, or repeal the Bylaws of the corporation unless the stockholders in adopting, amending or repealing a particular bylaw have provided expressly that the Board of Directors may not amend or repeal that bylaw.

                              VII. INDEMNIFICATION

        7.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        7.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust


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or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        7.3 To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        7.4 Any indemnification under Sections 7.1 or 7.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1 or 7.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

        7.5 Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 7.4 upon receipt of an undertaking by or on behalf of such officer or director to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        7.6 The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article shall not be deemed


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exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification powers of the corporation shall be as broad as is allowed under applicable law.

        7.7 Upon the majority vote of a quorum of the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation shall have indemnified him or her against such liability under the provisions of this Article.

                            VIII. DIRECTOR LIABILITY

        To the fullest extent permitted by the General Corporation Law of Delaware, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article shall not adversely affect a director of this corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

                                IX. INCORPORATOR

        The name and mailing address of the incorporator is Karin A. McCullough, c/o Graham & James LLP/Riddell Williams P.S., 1001 Fourth Ave. Plz., Ste. 4500, Seattle, WA 98154-1065. The powers and liabilities of the incorporator shall terminate upon the filing of the Certificate of Incorporation.

                                X. MISCELLANEOUS

        10.1 Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any


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receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        10.2 Except as otherwise provided in this Certificate, as amended from time to time, the corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Certificate in any manner now or hereafter prescribed or permitted by statute. All rights of stockholders of the corporation are subject to this reservation. A stockholder of the corporation does not have a vested property right resulting from any provision of this Certificate of Incorporation.

        10.3 The corporation shall have authority to correct clerical errors in any documents filed with the Secretary of State of Delaware, including this Certificate or any amendments hereto, without the necessity of special stockholder approval of such corrections.

        THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that the facts herein stated are true, and have accordingly hereunto set his hand this 4th day of March, 1998.


                                       Karin A. McCullough, Incorporator


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                               STATE OF DELAWARE
                            CERTIFICATE OF CORRECTION
                        FILED TO CORRECT A CERTAIN ERROR
                       IN THE CERTIFICATE OF INCORPORATION
                           FILED IN THE OFFICE OF THE
                         SECRETARY OF STATE OF DELAWARE
                                ON MARCH 5, 1998

        U.S. ONLINE COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.      The name of the corporation is U.S. OnLine Communications, Inc.

2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on March 5, 1998, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows:

        Section 6.1 erroneously lists Ronald L. Piasecki and Robert Haveman as directors. The only initial directors are Robert G. Solomon and Paul H. Pfleger. Section 6.1 erroneously states Mr. Solomon's street address as 8307 Shoalcreek Blvd., Austin, TX 78757. Mr. Solomon's correct street address is 8307 Shoal Creek Blvd., Austin, TX 78757. Section 7.2 erroneously includes the phrase "for negligence or misconduct in the performance of his or her duty" in the last sentence of Section 7.2.

4. Section 6.1 of the Certificate is corrected to read in its entirety as follows:

               6.1 The initial Board of Directors of this corporation shall consist of the following persons, who shall serve as the directors until the first annual meeting of stockholders or until their successors are elected and qualified:


               Name                                Mailing Address
               ----                                ---------------
        Robert G. Solomon                   8307 Shoal Creek Blvd.
                                            Austin, TX 78757

        Paul H. Pfleger                     1201 Third Avenue, Ste. 5400
                                            Seattle, WA  98101


5. Section 7.2 of the Certificate is corrected to read in its entirety as follows:


                                       1


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               7.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        IN WITNESS WHEREOF, THE UNDERSIGNED, for the purpose of correcting the Certificate of Incorporation of U.S. OnLine Communications, Inc. filed on March 5, 1998 under the laws of the State of Delaware, does make, file and record this Certificate of Correction, and does certify that the facts herein stated are true, and have accordingly hereunto set his hand this 24th day of March, 1998.



                                 By:
                                    Donald E. Barlow, President



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